Exhibit 10.2

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], 2025 by and between ReserveOne Holdings, Inc., a Delaware corporation (“Pubco”), CC MI7 SPV, LLC and MI7 Founders, LLC (the “Holders” and, together with its Permitted Transferees (as defined below) holding Locked-Up Securities (as defined below) and any person or entity who hereafter becomes a party to this Agreement, each a “Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on July 7, 2025, Pubco, M3-Brigade Acquisition V Corp., a Delaware corporation (“SPAC”), ReserveOne, Inc., a Delaware corporation (the “Company”), R1 SPAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and R1 Company Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), entered into that certain Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, among other matters, pursuant to and in accordance with applicable laws and upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”): (a) SPAC will domesticate as a Delaware corporation, (b) on the Closing Date following the domestication, SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving company (the “SPAC Merger”), with (i) the holders of SPAC’s Class A ordinary shares, par value $0.0001, receiving one share of Class A common stock of Pubco, par value $0.0001 per share (“Pubco Class A Common Stock”), for each SPAC Class A Ordinary Share held by such shareholder, (ii) the holders of SPAC Class B Ordinary Shares receiving one share of Class B common stock of Pubco, par value $0.0001 per share (“Pubco Class B Common Stock”, together with Pubco Class A Common Stock, “Pubco Common Stock”), for each SPAC Class B Ordinary Share, held by such shareholder, in each case, in accordance with, and subject to, the terms and conditions of the Business Combination Agreement and (iii) each issued and outstanding M3 Public Warrant converting into one Pubco Public Warrant and each issued and outstanding Private Placement Warrant converting into one whole warrant entitling the holder thereof to purchase one shares of Pubco Class A Common Stock at a price of $11.50 per share (the “Pubco Private Warrant”); (b) the Company will merge with and into Company Merger Sub, with Company surviving such merger (the “Company Merger,” and together with SPAC Merger, the “Mergers”) and holders of the Company Common Shares, including the Holders, receiving shares of Pubco Class A Common Stock in exchange for their Company Common Shares in accordance with, and subject to, the terms and conditions of, the Business Combination Agreement; and (c) as a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), among other matters, SPAC and the Company will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company;

WHEREAS, as of the date hereof, each Holder is a holder of Company Common Shares in such amount as set forth underneath such Holder’s name on the signature page hereto that will be exchanged for Pubco Class A Common Stock in connection with the Company Merger; and

WHEREAS, pursuant to the Business Combination Agreement and the transactions contemplated thereby and the Ancillary Documents, and in view of the valuable consideration to be received by the Holders thereunder, the receipt and sufficiency of which is hereby acknowledged, the parties desire to enter into this Agreement, pursuant to which the shares of Pubco Class A Common Stock and Pubco Private Warrants to be received by the Holders in the Transactions (all such securities, including, without limitation, any securities into which such securities are exchanged or converted, but excluding any Pubco Class A Common Stock, Pubco Warrants or Pubco Class A Common Stock underlying such Public Warrants that are issued to MI7 Founders, LLC in the Equity PIPE, the “Locked-Up Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Each Holder hereby agrees that it shall not Transfer any shares of Pubco Class A Common Stock until the earlier of (A) one year after the Closing and (B) subsequent to the Closing, (x) if the closing price of the Pubco Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) the date on which Pubco completes a liquidation, merger, amalgamation, capital stock exchange, reorganization or other similar transaction that results in all of Pubco’s shareholders having the right to exchange their Pubco Class A Common Stock for cash, securities or other property (the “Common Stock Lock-up Period”).

(b) Each Holder agrees that it shall not Transfer any Pubco Private Warrants (or any Pubco Class A Common Stock underlying the Pubco Private Warrants), until 30 days after the Closing (the “Private Warrants Lock-up Period”, together with the Common Stock Lock-up Period, the “Lock-up Periods”).

(c) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any Locked-Up Securities, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Locked-Up Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b). Notwithstanding the provisions set forth above in Section (1)(a) or Section 1(b), Transfers of the Locked-Up Securities are permitted: (i) to (1) members of the Holders, (2) the directors or officers of Pubco, the Holders, the members of the Holders, (3) any affiliates or family members of the directors or officers of Pubco, the Holders, the members of the Holders, (4) any members or partners of the Holders, the members of the Holder, or their respective affiliates, or any affiliates of the Holders, the members of the Holders, or any employees of such affiliates; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) in the case of a trust by distribution to one or more permissible beneficiaries of such trust;; (vi) to Pubco for no value for cancellation in connection with the consummation of the Mergers; (vii) by virtue of the laws of the State of Delaware or each of the Holder’s limited liability company agreement upon dissolution of each of the Holders; and (viii) in the event of Pubco’s liquidation, merger, capital stock exchange or other similar transaction which results in all of Pubco’s shareholders having the right to exchange their Pubco Class A Common Stock for cash, securities or other property (each such transferee pursuant to clauses (i) through (viii), a “Permitted Transferee”); provided, however, that in the case of clauses (i) through (iv), the Permitted Transferees must enter into a written agreement with Pubco agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement. The restrictions set forth herein shall not restrict a Holder from making a request for inclusion of its Locked-Up Securities in any registration statement pursuant to any registration rights agreement between Pubco and the Holders, provided that, other than with respect to the filing of such registration statement, no other public filing or public disclosure relating to such sale of securities is made during the Lock-Up Period.

(d) If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Locked-Up Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Pubco may impose stop-transfer instructions with respect to the Locked-Up Securities of a Holder (and Permitted Transferees) until the end of the Lock-Up Period.

(e) During the Lock-Up Period, each certificate evidencing any Pubco Class A Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING UP TO A ONE-YEAR LOCK-UP PERIOD, AS SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2025, BY AND BETWEEN RESERVEONE HOLDINGS, INC. (THE “ISSUER”), CC MI7 SPV, LLC, MI7 FOUNDERS, LLC AND EACH OF THE OTHER HOLDERS FROM TIME TO TIME PARTY THERETO. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(f) During the Lock-Up Period, each certificate evidencing any Pubco Private Warrants shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE LOCK-UP AGREEMENT, DATED AS OF [●], 2025, BY AND BETWEEN RESERVEONE HOLDINGS, INC. (THE “ISSUER”), CC MI7 SPV, LLC, AND EACH OF THE OTHER HOLDERS FROM TIME TO TIME PARTY THERETO, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE CLOSING OF ITS BUSINESS COMBINATION (AS DEFINED IN THE LOCK-UP AGREEMENT) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN THE LOCK-UP AGREEMENT) WHO AGREES IN WRITING WITH THE ISSUER TO BE SUBJECT TO SUCH TRANSFER PROVISIONS. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(g) For the avoidance of any doubt, each Holder shall retain all of its rights as a shareholder of Pubco during the Lock-Up Period, including the right to vote any Pubco Class A Common Stock it holds.

2. Miscellaneous.

(a) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of the Holders are personal to the Holders and may not be transferred or delegated by the Holders at any time without the prior written consent of Pubco, except in accordance with the procedures set forth for transfers of Locked-Up Securities to Permitted Transferees in Section 1(c), and any such purported transfer shall be null and void. Pubco may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of the Holders.

(b) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(c) Governing Law; Jurisdiction; Specific Performance. Sections 8.5 and 8.17 of the Business Combination Agreement shall apply to this Agreement mutatis mutandis.

(d) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(e) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco, to: c/o CC Capital Partners 200 Park Ave, 58th floor New York, NY 10166 Attention: Jaime Leverton Email: [***]	With copies to (which shall not constitute notice): Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036 Attn: John Clayton, Eli Miller and Jeff Potash [***] [***] [***]
If to the Holders, to: the address set forth below each Holder’s name on the signature page to this Agreement.

(f) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Pubco and the Holders; provided, however, that if any waiver of the lock-up provisions in the IPO Letter Agreement is granted by Pubco or is subsidiaries, Pubco will provide notice to the Holders, and if the Holders so elect, such waiver shall be deemed granted mutatis mutandis for this Agreement. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(g) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(h) Entire Agreement. This Agreement, together with the Business Combination Agreement to the extent referred to herein, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Pubco or any of the rights, remedies or obligations of the Holders under any other agreement between the Holders and Pubco or any certificate or instrument executed by the Holders in favor of Pubco, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of Pubco or any of the rights, remedies or obligations of the Holders under this Agreement.

(j) Further Assurances. From time to time, at another party’s reasonable request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(k) Counterparts. This Agreement may be executed and delivered (including by electronic signature or by email in portable document form) in two or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

RESERVEONE HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

CC MI7 SPV, LLC

By:
Name:
Title:

Number and Type of Securities Owned:

Company Common Shares

Address for Notice:

Address:

Telephone No.:
Email:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

MI7 FOUNDERS, LLC

By:
Name:
Title:

Number and Type of Securities Owned:

Company Common Shares

Address for Notice:

Address:

Telephone No.:
Email:

[Signature Page to Lock-Up Agreement]